Exhibit 23.8

Brook Hunt

Woodburn House

45 High Street

Addlestone

Surrey KT1 1TU

England

19th August 2005

Consent of Brook Hunt

Brook Hunt hereby consents to the references to our firm in the form and context in which they appear in the Form F-1 Registration Statement of Peru Copper, Inc.

Brook Hunt

By:	/s/ Mark Denchfield
Name:	Mark Denchfield
Title:	Marketing Administrator